  EXHIBIT 10.6

LOAN TREATY AGREEMENT

THIS LOAN TREATY AGREEMENT (“Treaty”) is entered into by and between Golden Star Enterprises Ltd. (“GSPT”, “Company”, “Borrower”), a publicly traded Delaware corporation and [*] (“Lender”), a [*] corporation, on the [*] day of [  ], 202[  ], and based on the terms and conditions set forth below:

1. Subject of the Treaty. Under this Treaty, the Lender shall provide loans in the amount of up to [  ] Thousand Dollars ($[  ]), hereinafter referred to as the “Loan Amount”, and the Borrower undertakes to return to the Lender the amount of the loan received on time and in accordance with the procedure established by the Treaty.

2. Loan Granting Procedure. Lender shall provide up to $[  ] in tranches over a period of one (1) year as agreed between the Parties from time to time, each tranche being memorialized by Promissory Note, executed by both GSPT and Lender.

2.1 Each tranche shall be deposited in the Huntington Bank IOLTA account of SD Mitchell & Associates (“IOLTA”) and shall be dispersed pursuant to the instructions of Eliav Kling, CEO of GSPT.

2.2 Each amount deposited into the IOLTA shall have a term of 12 months for repayment; the day the 12 months commences shall be the day the deposit is available for disbursement in the IOLTA.

3. Interest rate under the Treaty. The interest rate on the loan amount shall be 8% (per annum. Interest shall begin accruing on the date the funds are deposited into the IOLTA.

4. Rights of Conversion. The Loan Amount or any portion thereof is convertible into restricted, unregistered shares of the Common Stock of GSPT at a fixed rate of $0.02 per share, being a 50% discount to the market price of the shares of GSPT as published on OTCMarkets as of the date of this Agreement, provided that at no time may the Lender hold more than 9.99% of the outstanding Common Stock of GSPT.

5. Date of Conversion. Each promissory note issued hereunder, or part thereof, may be converted into unrestricted common shares at the one year anniversary of the deposit of the funds to the IOLTA, unless the Company becomes fully reporting prior, at which time the hold period for the underlying shares would be six months, or should GSPT file a Registration Statement prior to the one year anniversary, such shares are agreed to be registered in any such filing. Shares of common stock issuable upon receipt of a notice of conversion in the form appended hereto as Exhibit “B”, shall be delivered to the Lender within five business days of receipt.

6. Final provisions. This Treaty and any relations in connection with this Treaty are governed and interpreted in accordance with the laws of the State of Delaware. If any dispute, disagreement or claim arises from this Treaty or related to this Treaty, the Parties shall make every effort to resolve this dispute in good faith in a timely manner.

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6.1. If it is not possible to resolve the disagreements through negotiations, all disputes, disagreements and demands arising from this Treaty or in connection with it, shall be resolved in accordance with the rules of jurisdiction of disputes established by the procedural law of the State of Delaware.

6.2. Any changes, modifications, or amendments to this Treaty are valid only upon mutual written agreement, executed by authorized representatives of both Lender and Borrower. Under the written form, the Parties, for the purposes of this Treaty, understand and agree that both the drawing up of a single document, and/or the exchange of letters, telegrams, messages using facsimile facilities which allows to identify the sender and the date of departure, are sufficient for written approval.

7. Party Information

Lender’s Details:

[  ]

Borrower’s Details:

Golden Star Enterprieses Ltd.

Attn: Eliav Kling

2803 Philadelphia Pike, Suite B

Claymont, DE 19703

1-888-680-8033

info@goldenstarenterprisesltd.com

Huntington Bank IOLTA:

The Huntington National Bank

19683 Mack Ave

MI4212

Gross Pointe Woods, MI 48236

Account #: [  ]

ABA Routing number: 044000024

Swift Code (International): HUNTUS33

Beneficiary:

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SD Mitchell & Associates, PLC IOLTA

977 Hampton Road

Gross Pointe Woods, MI 48236

***Signature page below***

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The undersigned, by signing below, do hereby acknowledge that they have read, understand, and agree to the terms and conditions of this Treaty.

GOLDEN STAR ENTERPRISES LTD.		LENDER

By:		By:
	Eliav Kling, CEO		[ ]

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